 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 5, 2011

PAB Bankshares, Inc.
(Exact name of registrant as specified in its charter)

Georgia	000-25422	58-1473302
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

3250 North Valdosta Road, Valdosta, Georgia 31602
(Address of Principal Executive Offices) (Zip Code)

(229) 241-2775 (Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))
[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

     On April 5, 2011, PAB Bankshares, Inc. (the "Company"), received a letter from the NASDAQ Stock Market (the "NASDAQ Notice") indicating that the Company is not in compliance with the continued listing requirements of NASDAQ Listing Rule 5250(c)(1) because the Company did not timely file its Annual Report on Form 10-K for the year ended December 31, 2010. NASDAQ Listing Rule 5250(c)(1) requires the Company to timely file all required periodic reports and other documents with the Securities and Exchange Commission. The NASDAQ Notice has no immediate effect on the listing or trading of the Company's common stock on the NASDAQ Global Market.

     As disclosed in the Company's Form 12b-25, filed with the Securities and Exchange Commission on April 1, 2011, the Company was unable to timely file its Annual Report on Form 10-K for the year ended December 31, 2010 because it has not yet completed its audited financial statements for the year ended December 31, 2010.

     The Company has until June 6, 2011 to submit a plan to regain compliance. If such a plan is timely submitted by the Company, the NASDAQ staff can grant the company up to 180 calendar days from the due date of the Form 10-K (or until September 27, 2011) to regain compliance.

     The Company issued a press release on April 11, 2011, disclosing its receipt of the NASDAQ Notice. A copy of the press release is attached as exhibit 99.1 and incorporated herein by reference.

Cautionary Note Regarding Forward-Looking Statements

     Certain statements in this current report may be considered "forward-looking statements" within the meaning of the federal securities laws and are based upon management's beliefs as well as assumptions made based on data currently available to management. When words like "believe", "anticipate", "intend", "plan", "expect", "estimate", "could", "should", "will" and similar expressions are used, you should consider them as identifying forward-looking statements. These forward-looking statements are not guarantees of future performance, and a variety of factors could cause the Company's actual results to differ materially from the anticipated or expected results expressed in these forward-looking statements. Several factors that could cause the Company's actual results to differ materially from those anticipated or expected in these forward-looking statements include the following: general economic conditions (both generally and in our markets) may continue to be less favorable than expected, resulting in, among other things, a further deterioration in credit quality and/or a reduction in demand for credit; continued weakness in the real estate market has adversely affected us and may continue to adversely affect us, leading to higher loan charge-offs or an increase in our provision for loan losses; our ability to liquidate our nonperforming assets may not be successful or may not be on terms that further impact the Bank's capital position; the possibility that we may fail to comply with our Written Agreement with the Federal Reserve Bank of Atlanta and the Georgia Department of Banking and Finance, which could result in significant enforcement actions against us of increasing severity, up to and including a regulatory takeover of our bank subsidiary; our ability to raise capital to protect against further deterioration in our loan portfolio may be limited due to unfavorable conditions in the equity markets; and the risk factors discussed from time to time in the Company's periodic reports filed with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the year ended December 31, 2009. The Company undertakes no obligation to revise these statements following the date of this press release.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits:

99.1	Press Release dated April 11, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAB Bankshares, Inc.

By: /s/ DONALD J. TORBERT, JR.
Name: Donald J. Torbert, Jr.
Title: President, Chief Executive Officer and
Interim Chief Financial Officer

Date:   April 11, 2011

EXHIBIT INDEX

Number	Description
99.1	Press Release dated April 11, 2011.